Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-266365) on Form S-8 of our report dated May 17, 2024, with respect to the consolidated financial statements of Mynaric AG.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

May 17, 2024